Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated May 12, 2016, relating to the financial statements of Alliance MMA, Inc., which appear in such Registration Statement.

We also hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated May 12, 2016, relating to the financial statements of CFFC Promotions LLC, which appear in such Registration Statement.

We also hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated May 12, 2016, relating to the financial statements of Hoosier Fight Club Promotions, LLC, which appear in such Registration Statement.

We also hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated May 12, 2016, relating to the financial statements of Punch Drunk, Inc., which appear in such Registration Statement.

We also hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated May 12, 2016, relating to the financial statements of Bang Time Entertainment, LLC, which appear in such Registration Statement.

We also hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated May 12, 2016, relating to the financial statements of V3, LLC, which appear in such Registration Statement.

We also hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated May 12, 2016, relating to the financial statements of Go Fight Net, Inc., which appear in such Registration Statement.

We also hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated May 12, 2016, relating to the financial statements of CageTix LLC, which appear in such Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Friedman LLP

Marlton, New Jersey

August 30, 2016

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